As filed with the Securities and Exchange Commission on June 6, 2002 Reg. No.
                                       33


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                        IMAGING TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)
     Delaware                                        33-0021693
(State or other jurisdiction of                                          (I.R.S.
Employer
incorporation  or  organization)
identification  No.)

                             15175 Innovation Drive
                           San Diego, California 92128
                                 (858) 613-1300
                    (Address of principal executive offices)
                ________________________________________________

                       ADVISORY AND CONSULTING AGREEMENTS
                              (Full title of plan)
                        ________________________________

                                   Brian Bonar
                                    President
                             15175 Innovation Drive
                               San Diego, CA 92128
                     (Name and address of agent for service)
                                 (858) 613-1300
          (Telephone number, including area code of agent for service)

                                    Copy to:
                              Owen Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 300-2487

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


                      Proposed maximum  Proposed maximum
Title of securities.  Amount to be      offering price    Aggregate offering   Amount of
to be registered . .  Registered        per share         Price                Registration fee
--------------------  ----------------  ----------------  -------------------  -----------------

Common Stock
($.005 par value). .        31,787,375               .02  $        635,747.50  $           58.49
--------------------  ----------------  ----------------  -------------------  -----------------

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the share price of $635,747.50 for consultants at $.02 per share.

                                     PART I
                INFORMATION REQUIRED IN THIS SECTION - PROSPECTUS

ITEM  1.          PLAN  INFORMATION.*

ITEM  2.          REGISTRANT  INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed by Imaging Technologies Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:
     (a) the Company's annual report on Form 10-K for the fiscal year ended June 30, 2000 and June 30, 2001;
     (b)  all  other  reports  filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 2001 through the date hereof;
     (c) the Registrant's Form 8-A filed on July 6, 1984 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and
     (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES
     Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL
     Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.
     Our certificate of incorporation provides that directors shall not be personally liable for monetary damages to our company or our stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to our company or our stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. Our bylaws provide that the registrant shall indemnify our officers, directors and employees. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our company shall be paid by the registrant unless such officer, director or employee is adjudged liable for negligence or misconduct in the performance of his or her duties.
     This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law. We have entered into indemnification agreements with all of our officers and directors. In some cases, the provisions of these indemnification agreements may be broader than the specific indemnification provisions contained in our certificate of incorporation or otherwise permitted under Delaware law. Each indemnification agreement may require us to indemnify an officer or director against liabilities that may arise by reason of his status or service as an officer or director, or against liabilities arising from the director's willful misconduct of a culpable nature.
     We  do  not  currently  maintain a directors and officers liability policy.

EXPERTS

     The consolidated financial statements of the company appearing in the Company's Annual Report (Form 10-K) for the year ended June 30, 2001 have been audited by Boros & Farrington APC, independent public accounts, as set forth in their report thereon included therein and incorporated herein by reference. Reference is made to said report, which includes explanatory paragraphs that describe the Company's ability to continue as a going concern, discussed in Note 1 to the Company's Consolidated Financial Statements. Such financial statements are incorporated herein in reliance upon the reports of Boros & Farrington APC, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED
     Not  applicable.

ITEM  8.     EXHIBITS

     The Exhibits to this registration statement are listed in the index to Exhibits on page 7.

ITEM  9.  UNDERTAKINGS

(a)  The  undersigned  registrant  hereby  undertakes::
     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.
(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on June 6, 2002.


Imaging Technologies Corporation


  By  /s/  Brian Bonar
  Brian Bonar, President & Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Bonar and Philip J. Englund, each of them acting individually as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE. . . . . . . . . . . . . . .  TITLE                             DATE
                                        --------------------------------  ------------
  Chairman of the Board of Directors,
  Chief Executive Officer, and
/s/ Brian Bonar. . . . . . . . . . . .  Acting Chief Financial Officer
--------------------------------------
Brian Bonar. . . . . . . . . . . . . .  (Principal Executive Officer and  June 6, 2002
  Principal Accounting Officer)
/s/ Robert A. Dietrich . . . . . . . .  June 6, 2002
--------------------------------------
Robert A. Dietrich . . . . . . . . . .  Director
/s/ Eric W. Gaer . . . . . . . . . . .  June 6, 2002
--------------------------------------
Eric W. Gaer . . . . . . . . . . . . .  Director
/s/ Stephen J. Fryer . . . . . . . . .  June 6, 2002
--------------------------------------
Stephen J. Fryer . . . . . . . . . . .  Director
/s/ Richard H. Green . . . . . . . . .  June 6, 2002
--------------------------------------
Richard H. Green . . . . . . . . . . .  Director

                                INDEX TO EXHIBITS



EXHIBIT NO..  DESCRIPTION
------------  ------------------------------------------------------------------------------------------

4.1(a) . . .  Consulting Agreement between the Company and Masahiro Irie, dated May 22, 2002.
4.1(b) . . .  Consulting Agreement between the Company and Akifumi Yamamoto, dated May 22, 2002.
4.1(c) . . .  Consulting Agreement between the Company and Kwinam Kim, dated May 22, 2002.
4.1(d) . . .  Consulting Agreement between the Companyand Fumihiko Ugajin, dated May 22, 2002.
4.1(e) . . .  Consulting Agreement between the Company and Woo Young Kim, dated June 3, 2002.
5.1. . . . .  Opinion of Counsel,  regarding  the  legality  of  the  securities  registered hereunder.
23.1 . . . .  Consent of Boros & Farrington PC.
23.2 . . . .  Consent of Counsel (included as part of Exhibit 5.1)
24 . . . . .  Power of Attorney (Contained within Signature Page)